Exhibit d.4

[FORM OF SUBSCRIPTION CERTIFICATE]

THIS OFFER EXPIRES AT 5:00 P.M.,

NEW YORK CITY TIME, ON FEBRUARY 15, 2013*

OXFORD LANE CAPITAL CORP.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

Each registered holder of this Subscription Certificate is entitled to the number of non-transferable subscription rights (each, a “Right”) to subscribe for the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Oxford Lane Capital Corp., a Maryland corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus supplement dated January 7, 2013, and the accompanying base prospectus contained therein, dated October 10, 2012 (collectively, the “Prospectus”), which is incorporated herein by reference. Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning Common Stock of the Company as of January 18, 2013 (such date, the “Record Date” and, such stockholder, a “Record Date Stockholder”) is entitled to receive one Right for each share of Common Stock owned on the Record Date. Each Record Date Stockholder is entitled to subscribe for one share of Common Stock for every two Rights held by such Record Date Stockholder (the “Basic Subscription”) at the subscription price of $14.50 per share of Common Stock (the “Subscription Price”), as described in the Prospectus. Set forth below is the number of Rights evidenced by this Subscription Certificate that the Record Date Stockholder is entitled to exercise pursuant to the Basic Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Record Date Stockholders pursuant to the Basic Subscription (the “Remaining Shares”), a Record Date Stockholder that has exercised fully its Rights pursuant to the Basic Subscription may subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. We refer to this over-subscription privilege as the “Over-Subscription Privilege.”

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable and will not be listed for trading on the NASDAQ Global Select Market or any other stock exchange. The Rights may not be purchased or sold and there will not be any market for trading the Rights. The shares of Common Stock issued pursuant to an exercise of Rights will be listed on the NASDAQ Global Select Market under the symbol “OXLC.”

THE SUBSCRIPTION PRICE

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offering will be $14.50 per share. See also “Method of Exercise of Rights.”

*	Unless extended by the Company in its sole discretion.

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 300 SHARES BASIC SUBSCRIPTION RIGHT

No. of shares held on the Record Date: 300 = 300 Rights

(One Right for each share of Common Stock held on the Record Date)

No. of shares of Common Stock issued assuming full exercise of Basic Subscription:

300 / 2 = 150 new shares of Common Stock

Total payment based on the Subscription Price: 150 shares × $14.50 = $2175.00

CORPORATE ACTIONS VOLUNTARY_OXLC

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, Computershare Trust Company, N.A. (the “Subscription Agent”), must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City Time, on February 15, 2013, unless extended by the Company in its sole discretion, either (A) a properly completed and duly executed Subscription Certificate and a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Oxford Lane Capital Corp.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price; or (B) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Subscription Certificate and (ii) a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Oxford Lane Capital Corp.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date or, if the Offering is extended, by the close of business on the third business day after the extended Expiration Date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Certificate and the payment of the Subscription Price and, if required, any additional payment is at the election and risk of the Record Date Stockholder, but if sent by mail it is recommended that the Subscription Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Because Record Date Stockholders may not receive all the shares for which they subscribe pursuant to the Over-Subscription Privilege, Record Date Stockholders may receive a refund equal to the difference between the total number of shares for which they have subscribed pursuant to the Over-Subscription Privilege and been issued multiplied by the Subscription Price. Any excess payment to be refunded by the Company to a Record Date Stockholder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Participants in the Company’s dividend reinvestment plan will have any shares that they acquire pursuant to the Offering credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede & Co. or by another depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment.

A Record Date Stockholder exercising Rights will have no right to rescind his subscription after receipt of his payment for shares or a Notice of Guaranteed Delivery by the Subscription Agent, except as described in the Prospectus. Rights may not be transferred. Record Date Stockholders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

To subscribe for shares of Common Stock pursuant to the Basic Subscription, please complete line “A” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A” and “B” and Section 1 below.

If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you, check box “D” below and indicate the address to which the new Subscription Certificate should be delivered in Section 1 below.

CORPORATE ACTIONS VOLUNTARY_OXLC

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., TOLL-FREE AT (866) 856-4733.

Control No:	___________	Rights Represented by this Subscription Certificate:	___________
Cusip No.:	___________	Maximum Shares Available for Purchase Pursuant to the Basic Subscription:	___________

A. Basic Subscription

× $14.50 = $
(No. of Shares)	(Subscription Price)

B. Over-Subscription Privilege*
× $14.50 = $
(No. of Shares)	(Subscription Price)

C. Total Amount Enclosed = $

* The Over-Subscription Privilege may only be exercised if its Basic Subscription is exercised in full.		.

D. Deliver a certificate representing unexercised Rights to the address in Section 1		.

CORPORATE ACTIONS VOLUNTARY_OXLC

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

___________________________________________________

Signature(s) of Subscriber(s)

___________________________________________________

Address for delivery of certificate representing unexercised Rights

If permanent change of address, check here ☐

Daytime telephone number (        )

Evening telephone number (        )

Email address:

	BY FIRST CLASS MAIL ONLY:	BY OVERNIGHT DELIVERY:
Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.	Computershare Trust Company, N.A. Oxford Lane Capital Corp. Rights Offering	Computershare Trust Company, N.A. Oxford Lane Capital Corp. Rights Offering

Any questions regarding this Subscription Certificate and the Offering may be directed to the Information Agent, Georgeson Inc., toll free at (866) 856-4733	Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Attn: Voluntary Corporate Actions Suite V, 250 Royall Street Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

CORPORATE ACTIONS VOLUNTARY_OXLC